Exhibit 4.2

FIRST AMENDED AND RESTATED RIGHTS AGREEMENT

This First Amended and Restated Rights Agreement, dated as of August 20, 2015 (the "Agreement"), is between PERCEPTRON, INC., a Michigan corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (the "Rights Agent").

WITNESSETH

WHEREAS, this Agreement amends and restates that certain Rights Agreement, dated March 28, 1998, between the Company and the Rights Agent, as amended by a First Amendment to Rights Agreement dated March 17, 2008 (the "Original Rights Agreement"). Upon execution and delivery of this Agreement, the Original Rights Agreement shall be superseded.

WHEREAS, the Board of Directors of the Company previously authorized and declared a dividend distribution (the "Distribution") of one Right for each outstanding share of the Common Stock, $0.01 par value, of the Company outstanding on April 6, 1998 (the "Record Date") and authorized the issuance of one Right in respect of each share of Common Stock of the Company issued between April 6, 1998 and the earlier of the Distribution Date, the Expiration Date or the Final Expiration Date (as such terms are hereinafter defined), and under certain other circumstances, each Right initially representing the right to purchase one one-hundredth of a share of Series A Preferred Stock of the Company having the rights, powers and preferences set forth in the Articles of Amendment attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the "Rights");

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

SECTION 1.          CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

(a)          "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of securities of the Company constituting a Substantial Block (as such term is hereinafter defined), but shall not include the Company or any subsidiary of the Company, or any employee benefit plan of the Company or of any subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan; provided, further, if the Board of Directors determines in good faith that a Person who would otherwise be an "Acquiring Person" has become such inadvertently (including, without limitation, because (i) such Person was unaware that he or it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an "Acquiring Person" or (ii) such Person was aware of the extent of his or its Beneficial Ownership but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, and if such Person as promptly as practicable has divested or divests himself or itself of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person," then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement; and provided, further, that no Person shall be deemed to be an "Acquiring Person" on account of Common Stock of the Company beneficially owned by such Person as of the time the adoption of this Agreement is first publicly announced unless after such announcement such Person shall become the Beneficial Owner of any additional shares of Common Stock. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Stock then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Common Stock then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock, then such Person shall be deemed to be an "Acquiring Person."

(b)          "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as in effect on the date of this Agreement.

(c)          A Person shall be deemed the "Beneficial Owner" of, shall have "Beneficial Ownership" of and shall be deemed to "beneficially own" any securities:

(i)          which such Person, or any of such Person's Affiliates or Associates, beneficially owns, directly or indirectly;

(ii)         which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, to have "Beneficial Ownership" of, or to "beneficially own," (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (2) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event or (3) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) hereof ("Original Rights") or pursuant to Section 11(i) or Section 22 hereof in connection with an adjustment made with respect to Original Rights; or (B) the right to vote or dispose of, pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, to have "Beneficial Ownership" of, or to "beneficially own," any security under this clause (B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

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(iii)        which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) of subparagraph (ii) of this paragraph (c)) or disposing of any securities of the Company; provided, however, that nothing in this paragraph (c) shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, to have "Beneficial Ownership" of, or to "beneficially own," any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

Notwithstanding anything in this definition to the contrary, the phrase "then outstanding," when used with reference hereto, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

(d)          "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Michigan or the State of New York are authorized or obligated by law or executive order to close.

(e)          "Close of business" on any given date shall mean 5:00 P.M., Detroit, Michigan time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Detroit, Michigan time, on the next succeeding Business Day.

(f)           "Common Stock" when used with reference to the Company shall mean the Common Stock, $0.01 par value, of the Company, and when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person or, if such other Person is a subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

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(g)          "Definitive Acquisition Agreement" shall mean any agreement entered into by the Company that is conditioned on the approval by the holders of not less than a majority of the outstanding shares of Common Stock then outstanding at a meeting of shareholders with respect to (i) a merger, consolidation, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (ii) the acquisition in any manner, directly or indirectly, of more than 50% of the consolidated total assets (including, without limitation, equity securities of its subsidiaries) of the Company.

(h)         "Distribution Date" shall have the meaning set forth in Section 3 hereof.

(i)          "Expiration Date" shall have the meaning set forth in Section 7 hereof.

(j)          "Final Expiration Date" shall have the meaning set forth in Section 7 hereof.

(k)         "Nasdaq Stock Market" shall mean the stock market operated by The Nasdaq Stock Market, Inc.

(l)          "Permitted Offer" shall have the meaning set forth in Section 11(a)(ii)(B)(2) hereof.

(m)        "Person" shall mean any individual, firm, corporation or other entity and shall include any successor (by merger or otherwise) of such entity.

(n)         "Qualified Offer" shall mean a tender offer for all outstanding Common Stock of the Company which meets all of the following requirements on the date on which the offer is commenced (for purposes of this definition, the "date on which the offer is commenced" shall be determined within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act) and immediately prior to the consummation of the offer.

(i)          the same per share price is offered for all Common Stock in the offer, provided that such per share price is greater than the highest closing price per share for the Common Stock during the 365 calendar day period immediately preceding the date on which the offer is commenced (as determined pursuant to Section 11(d)(i) hereof) (for purposes of this definition, the "date on which the offer is commenced" shall be determined within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act);

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(ii)         in the case of an offer that includes shares of common stock of the offering Person, (A) the value of such shares for purposes of this definition shall be the lower of (1) the average of the last sale prices (regular way) of such shares reported in the principal consolidated transaction reporting system with respect to such shares for the five Trading Days immediately preceding the date of any determination, and (2) the lowest reported market price for common stock of the offering Person during the five Trading Days immediately preceding the date on which the offer is commenced, (B) the offering Person is a publicly owned United States corporation and its common stock is listed or admitted to trading on either the New York Stock Exchange or the Nasdaq Stock Market, (C) no stockholder approval of the offering Person is required to issue such common stock, or, if required, has already been obtained, (D) no other class of voting stock of the offering Person is outstanding, (E) the offering Person meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act of 1933, as amended, including, without limitation, the filing of all required Exchange Act reports in a timely manner during the twelve calendar months prior to the date of commencement of the offer, (F) the offering Person shall permit representatives of the Company, including a nationally recognized investment banking firm retained by the Board of Directors of the Company, legal counsel and an accounting firm designated by the Company, to have access to such offering Person's books, records, management, accountants and other appropriate outside advisers for the purposes of permitting such representatives to conduct a due diligence review of the offering Person in order to permit such investment banking firm (relying as appropriate on the advice of such legal counsel) to be able to render an opinion to the Board of Directors of the Company with respect to whether the consideration being offered to the Company's shareholders is fair and in order to permit the Board of Directors of the Company to evaluate the offer and make an informed decision; and (G) within 10 Business Days after such representatives of the Company (including a nationally recognized investment banking firm retained by the Board of Directors of the Company and legal counsel and an accounting firm designated by the Company) shall have notified the Company and the offeror that they have completed such due diligence review to their satisfaction (or, following completion of such due diligence review, within 10 Business Days after any increase in the offer consideration), such investment banking firm does not render an opinion to the Board of Directors of the Company that the consideration being offered to the shareholders of the Company is either unfair or inadequate and such investment banking firm does not, after the expiration of such 10 Business Day period, render an opinion to the Board of Directors of the Company that the consideration being offered to the shareholders of the Company has become either unfair or inadequate based on a subsequent disclosure or discovery of a development or developments that have had or are reasonably likely to have a material adverse effect on the value of the common stock of the offeror;

(iii)        on or prior to the date on which the offer is commenced, such offering Person:

(A)        has on hand cash or cash equivalents for the full amount necessary to consummate such offer and has irrevocably committed in writing to the Company to utilize such cash or cash equivalents for purposes, of such offer if consummated and to set apart and maintain available such cash or cash equivalents for such purposes until the offer is consummated or withdrawn; or

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(B)        has all financing in the full amount necessary to consummate such offer and has: (1) entered into, and provided to the Company certified copies of, definitive financing agreements (including exhibits and related documents) for funds for such offer which, when added to the amount of cash and cash equivalents available, committed in writing, set apart and maintained in the same manner as described in clause (A) above, are in an amount not less than the full amount necessary to consummate such offer, which agreements are with one or more responsible financial institutions or other entities having the necessary financial capacity and ability to provide such funds, constitute firm, unqualified commitments to provide the funding described above without market or company maximum limitations, and are subject only to customary terms and conditions (which shall in no event include conditions requiring access by such financial institutions to non-public information to be provided by the Company, conditions based on the accuracy of any information concerning the Company, or conditions requiring the Company to make any representations, warranties or covenants in connection with such financing), and (2) provided to the Company copies of all written materials prepared by such Person for such financial institutions in connection with entering into such financing agreements; provided that, "the full amount necessary to consummate such offer" in either clause (A) or (B) above shall be an amount sufficient to pay for all Common Stock outstanding on a fully diluted basis the consideration pursuant to the offer and the second-step transaction required by clause (viii) below and all related expenses;

(iv)        such offer is conditioned on receiving a minimum of at least 90% of the outstanding Common Stock (other than those owned by the offering Person) being tendered and not withdrawn as of the offer's expiration date, which condition shall not be waivable;

(v)         prior to or on the date that such offer is commenced, the Company shall have received an irrevocable written commitment of the offering Person that the offer will remain open for at least 60 Business Days and, if a Special Meeting is duly requested in accordance with Section 23(d), for at least 10 Business Days after the date of the Special Meeting or, if no Special Meeting is held within 90 Business Days following receipt of the Special Meeting Notice in accordance with Section 23(d), for at least 10 Business Days following such 90 Business Day period; provided, however, that (x) if there is any increase in the price of such offer, such offer must remain open for at least an additional 15 Business Days after the last such increase, (y) such offer must remain open for at least 15 Business Days after the date that any bona fide alternative offer is made which, in the opinion of one or more investment banking firms designated by the Company, provides for consideration per share in excess of that provided for in such offer, and (z) such offer must remain open for at least 15 Business Days after the date, if any, on which such offering Person reduces the per share price offered in accordance with clause (vii)(B) below (provided, in the case of each of clauses (x), (y) and (z) above, in no event will such offer have been outstanding for less than 60 Business Days); provided further, however, that such offer need not remain open, as a result of this clause (v), beyond (1) the time which any other offer satisfying the criteria for a Qualified Offer is then required to be kept open under this clause (v), (2) the scheduled expiration date, as such date may be extended by public announcement on or prior to the then scheduled expiration date, of any other tender offer for Common Stock with respect to which the Board of Directors has agreed to redeem the Rights immediately prior to acceptance for payment of Common Stock thereunder (unless such other offer is terminated prior to its expiration without any Common Stock having been purchased thereunder) or (3) one Business Day after the shareholder vote with respect to approval of any Definitive Acquisition Agreement has been officially determined and certified by the inspector of elections;

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(vi)       an offer that, within 20 Business Days after the commencement date of the offer (or within 10 Business Days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board of Directors of the Company rendering an opinion to the Board of Directors of the Company that the consideration being offered to the holders of the Common Stock is either unfair or inadequate;

(vii)       prior to or on the date that such offer is commenced, such offering Person makes an irrevocable written commitment to the Company and, with respect to clause (A) to the Company's shareholders,

(A)        to consummate a transaction or transactions promptly upon the completion of such offer (and in no event later than five Business Days thereafter), whereby all Common Stock not purchased in such offer will be acquired at the same cash price per share paid in such offer, and

(B)        that the offering Person will not make any amendments to the offer to reduce the offer consideration, or otherwise change the terms of the offer in a way that is adverse to a tendering shareholder (other than a reduction to reflect any dividend declared by the Company, other than a regular quarterly dividend, after the commencement of such offer or any material change in the capital structure of the Company initiated by the Company after the commencement of such offer, whether by way of reclassification, recapitalization, reorganization, repurchase or otherwise);

(viii)      the offer is subject only to the conditions required in this definition and other customary terms and conditions, and is not subject to any financing, funding or similar condition, nor any condition relating to completion of or satisfaction with any due diligence or similar investigation; and

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(ix)        an offer (other than an offer consisting solely of cash consideration) pursuant to which the Company has received the written representation and certification of the offering Person and the written representations and certifications of the offering Person's Chief Executive Officer and Chief Financial Officer, acting in such capacities, that (A) all facts about the offering Person that would be material to making a shareholder's decision to accept the offer have been fully and accurately disclosed as of the date of the commencement of the offer, (B) all such new facts will be fully and accurately disclosed on a prompt basis during the entire period during which the offer remains open and (C) all required Exchange Act reports will be filed by the offering Person in a timely manner during such period.

(n)          "Preferred Stock" shall mean shares of Series A Preferred Stock, no par value, of the Company.

(o)          "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

(p)          "Shareholder Approval" shall mean the approval of this Agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock (or other shares that vote together with the Common Stock as one class for purposes of such an approval) entitled to vote and that are present, or represented by proxy, and are voted on the proposal to approve this Agreement, at a meeting of shareholders of the Company duly held in accordance with applicable law.

(q)          "Subsidiary" or "subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(r)           "Substantial Block" shall mean a number of shares of the Common Stock which equals or exceeds 20% of the number of shares of the Common Stock then outstanding.

(s)           "Triggering Event" shall mean any event described in Section 11(a)(ii)(A), (B) or (C) or Section 13(a).

SECTION 2.         APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

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SECTION 3.         ISSUE OF RIGHT CERTIFICATES. (a) Until the earlier of (i) the tenth business day after the Shares Acquisition Date (or, if the tenth day after the Shares Acquisition Date occurs before the Record Date, the close of business on the Record Date) (or, if such Shares Acquisition Date results from the consummation of a Permitted Offer, such later date as may be determined before the Distribution Date by action of the Board of Directors, as provided in the next sentence) or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors, prior to such time as any Person becomes an Acquiring Person) after the date of the commencement of, or first public announcement of the intent to commence, by any Person (other than the Company, any subsidiary of the Company, or any employee benefit plan of the Company or of any subsidiary of the Company or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), a tender or exchange offer if, upon consummation thereof, such Person would be an Acquiring Person, other than a tender or exchange offer that is determined before the Distribution Date to be a Permitted Offer, (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of the dates in subsections (i) and (ii) hereof being herein referred to as the "Distribution Date"), (A) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for the Common Stock shall be deemed also to be Right Certificates) and not by separate Right Certificates, and (B) the right to receive Right Certificates will be transferable only in connection with the transfer of the Common Stock. The Board of Directors of the Company may, to the extent set forth in the preceding sentence, defer the date set forth in clause (i) or (ii) of the preceding sentence to a specified later date or to an unspecified later date to be determined by a subsequent action or event (but in no event to a date later than the close of business on the tenth day after the first occurrence of a Triggering Event). As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto, evidencing one Right for each share of the Common Stock so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates. The Company will notify the Rights Agent promptly of the Distribution Date.

(b)           On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock registered in the names of the holders of the Common Stock. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any of the certificates for the Common Stock outstanding on the Record Date, shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

(c)           Rights shall be issued in respect of all shares of Common Stock issued after the Record Date but prior to the earlier of the Distribution Date, the Expiration Date or the Final Expiration Date (as such terms are defined in Section 7). Certificates representing such shares of Common Stock shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

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This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a First Amended and Restated Rights Agreement between Perceptron, Inc. and American Stock Transfer & Trust Company, LLC Rights Agent, dated as of August 20, 2015 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Perceptron, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Perceptron, Inc. will mail to the holder of this certificate a copy of the Rights Agreement (as in effect on the date of mailing) without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights which are or were beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. In the event that the Company purchases or acquires any shares of the Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of the Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock which is no longer outstanding.

SECTION 4.          FORM OF RIGHT CERTIFICATES. (a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates, whenever issued, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a share of the Preferred Stock as shall be set forth therein at the price per share set forth therein (the "Purchase Price"), but the amount and type of securities and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b)           Notwithstanding any other provision of this Agreement, any Right Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate thereof, (ii) on or after the Distribution Date by any Person who subsequently becomes an Acquiring Person (or an Affiliate or Associate of an Acquiring Person), (iii) by a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iv) by a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, any Right Certificate issued at any time to any nominee of such Acquiring Person, Associate or Affiliate, and any Right Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain the following legend:

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The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

SECTION 5.          COUNTERSIGNATURE AND REGISTRATION. The Right Certificates shall be executed on behalf of the Company in the manner provided in the By-Laws of the Company for Common Stock Certificates. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

SECTION 6.          TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES, MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES. Subject to the provisions of Section 4(b), Section 7(e), Section 14 and Section 27 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Expiration Date or the Final Expiration Date, any Right Certificate or Certificates (other than Rights Certificates representing Rights that have become void pursuant to Section 7(e) hereof or that have been exchanged pursuant to Section 27 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 and Section 27 hereof, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

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Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

SECTION 7.         EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS. (a) Subject to Section 7(e) and Section 27 hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share of Preferred Stock (or other securities or property, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the close of business on the earlier of (i) August 20, 2018, (ii) the final adjournment of the Company's 2015 annual meeting of shareholders of the Company if shareholder approval of this Agreement has not been received prior to such time (the earlier of (i) and (ii) shall be referred to as the "Final Expiration Date"), (iii) the date on which the Rights are redeemed as provided in Section 23, (iv) the time at which such Rights are exchanged as provided in Section 27 hereof or (v) the time at which the Rights expire pursuant to Section 13(d) hereof (the earliest of (iii), (iv) or (v) being herein referred to as the "Expiration Date").

(b)           The Purchase Price for each one one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $73.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

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(c)           Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price per one one-hundredth of a share of Preferred Stock (or other shares, securities or property, as the case may be) to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) requisition from any transfer agent of the Preferred Stock of the Company certificates for the total number of one one-hundredths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (iii) when appropriate, requisition from any transfer agent of the Common Stock of the Company certificates for the total number of shares of Common Stock to be paid in accordance with Section 11(a)(ii), 11(a)(iii) and Section 27, (iv) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14, (v) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (vi) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue securities, distribute property or pay cash pursuant to Section 11(a)(iii) hereof, the Company will make all arrangements necessary so that cash, property or securities are available for issuance, distribution or payment by the Rights Agent, if and when appropriate.

(d)           In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

(e)           Notwithstanding anything in this Agreement to the contrary, any Rights that are or were at any time on or after the earlier of the Distribution Date or the Shares Acquisition Date beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company (with the concurrence of a majority of the Continuing Directors) has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void upon the occurrence of a Triggering Event and no holder of such Rights shall have any right with respect to such Rights under any provision of this Agreement from and after the occurrence of a Triggering Event. No Rights Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate, Affiliate or transferee thereof whose Rights would be void pursuant to the preceding sentence; no Rights Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate, Affiliate or transferee thereof whose Rights would be void pursuant to the preceding sentence or to any nominee of such Acquiring Person, Associate, Affiliate or transferee; and any Rights Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

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(f)           Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

SECTION 8.          CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

SECTION 9.          RESERVATION AND AVAILABILITY OF SHARES OF CAPITAL STOCK. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and will use its best efforts, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock or its authorized and issued Common Stock held in its treasury and/or other securities), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that, as provided in this Agreement, will be sufficient to permit the exercise in full of all outstanding Rights.

(b)           So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

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(c)           The Company shall use its best efforts to (i) file, as soon as practicable following the first occurrence of a Triggering Event, a registration statement under the Securities Act of 1933 (the "Act"), with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the date of the expiration of the Rights. The Company will also take such action as may be appropriate under the blue sky laws of the various states. The Company, by resolution of its Board of Directors, may temporarily suspend, for a period of time not to exceed ninety (90) days, the exercisability of the Rights in order to prepare and file such registration statement. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement and notice to the Rights Agent at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

(d)           The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one one-hundredths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

(e)           The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required (i) to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates for the one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise or (ii) to issue or deliver any certificates for a number of one one-hundredths of a share of Preferred Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

SECTION 10.       PREFERRED STOCK RECORD DATE. Each person in whose name any certificate for a number of one one-hundredths of a share of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

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SECTION 11.       ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)(i)       In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of the Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a)(ii).

(ii)          Subject to Section 27 of this Agreement, in the event:

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(A)       any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, (1) shall merge into the Company or otherwise combine with the Company, the Company shall be the continuing or surviving corporation of such merger or combination, and the Common Stock of the Company shall remain outstanding, (2) shall merge, consolidate or otherwise combine with any Subsidiary of the Company (except in a transaction complying with the conditions of Section 13(d) of this Agreement), (3) shall, in one or more transactions, transfer any assets to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of the capital stock of the Company or any of its Subsidiaries or for securities exercisable for or convertible into shares of the capital stock of the Company or any of its Subsidiaries or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of the capital stock of the Company or any of its Subsidiaries or securities exercisable for or convertible into shares of the capital stock of the Company or any of its Subsidiaries (other than as part of a pro rata distribution to all holders of the Common Stock of the Company or any of its Subsidiaries), (4) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one transaction or a series of transactions), to, from or with the Company or any of the Company's Subsidiaries, assets on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's-length negotiation with an unaffiliated third party, other than a transaction set forth in Section 13(a) hereof, (5) shall receive any compensation from the Company or any of the Company's Subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its subsidiaries') past practices, or (6) shall receive a direct or indirect benefit (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries, or

(B)        any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person, unless the event causing the Person to become an Acquiring Person (1) is a transaction set forth in Section 13(a) hereof, or (2) is an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by the Board of Directors (prior to the consummation of the Permitted Offer), after receiving advice from one or more investment banking firms selected by the Board of Directors, to be (x) at a price that is fair to shareholders (taking into account all factors that the Board of Directors deem relevant including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (y) otherwise in the best interests of the Company and its shareholders (other than the Person or any Affiliate or Associate thereof on whose behalf the offer is being made), (such tender offer or exchange offer being referred to herein as a "Permitted Offer") (provided that this clause (2) shall cease to apply if such Acquiring Person thereafter becomes the Beneficial Owner of any additional shares of Common Stock other than pursuant to such Permitted Offer or a transaction set forth in Section 13(a) or 13(d) hereof), or

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(C)        during such time as there is an Acquiring Person, (1) there shall be any failure to declare and pay at the regular date therefor any dividends (whether or not cumulative) on any outstanding Preferred Stock of the Company (except to the extent such declaration or payment would be prohibited under the laws of the Company's jurisdiction of incorporation), (2) there shall be any reduction in the annual rate of dividends paid on the Common Stock (except to reflect any subdivision of the Common Stock or as required under the laws of the Company's jurisdiction of incorporation or as approved by a majority of the Board of Directors or by the holders of 66-2/3% percent or more of the then outstanding shares of Common Stock beneficially owned by Persons other than the Acquiring Person or its Affiliates or Associates), (3) there shall be a failure to increase the annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock (except to the extent such increase in the rate of dividends would be prohibited under the laws of the Company's jurisdiction of incorporation), or (4) there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions to which the Company or any of its Subsidiaries is a party, other than a transaction or transactions to which the provisions of Section 13(a) apply, (whether or not with or into or otherwise involving an Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any of its Subsidiaries which is directly or indirectly owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person,

then, within five (5) days after the date of the occurrence of an event described in Section 11(a)(ii)(B) hereof and promptly following the occurrence of any event described in Section 11(a)(ii)(A) or (C) hereof, proper provision shall be made so that each holder of a Right (except as provided in Section 7(e) hereof) shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-hundredths of a share of Preferred Stock, such number of shares of the Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the current market price per share of the Common Stock of the Company (determined pursuant to Section 11(d)) on the date on which the first of the events listed above in this subparagraph (ii) occurs (such number of shares are hereinafter referred to as the "Adjustment Shares").

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(iii)          In the event that there shall not be sufficient authorized but unissued Common Stock to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exercise of the Rights; provided, however, if the Company is unable to cause the authorization of a sufficient number of additional shares of Common Stock, then, in the event the Rights become so exercisable, the Company, with respect to each Right and to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date hereof to which it is a party, shall, upon the exercise of such Rights, (A) pay cash in an amount equal to the Purchase Price, in lieu of issuing shares of Common Stock and requiring payment therefor, or (B) issue debt or equity securities, or a combination thereof, having a value equal to the Current Value (as defined hereinafter) of the Common Stock (including, without limitation, shares, or units of shares, of preferred stock, which may include the Preferred Stock), where the value of such securities shall be determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company, and require the payment of the Purchase Price, or (C) deliver any combination of cash, property, Common Stock and/or other securities having a value equal to the Current Value, and require payment of all or any requisite portions of the Purchase Price. The Current Value shall be the product of the current market price per share of Common Stock (determined pursuant to Section 11(d) on the date of the occurrence of any of the events listed above in subparagraph (ii)) multiplied by the number of shares of Common Stock for which the Right otherwise would be exercisable if there were sufficient shares available. To the extent that the Company determines that some action need be taken pursuant to clauses (A), (B) or (C) of the proviso of this Section 11(a)(iii), the Board of Directors may suspend the exercisability of the Rights for a period of up to 45 days following the date on which the first of the events listed in Section 11(a)(ii)(A), (B) or (C) shall have occurred, in order to decide the appropriate form of distribution to be made pursuant to the above proviso and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

(b)           In the case the Company shall fix a record date for the issuance of rights or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ("equivalent preferred stock") or securities convertible into Preferred Stock or equivalent preferred stock) at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the current market price (as defined in Section 11(d)) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and of which the denominator shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date has not been fixed.

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(c)           In case the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price (as defined in Section 11(d)) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and of which the denominator shall be such current market price per share of Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

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(d)           (i) For the purpose of any computation under Section 11(b) or (c) hereof, the "current market price" per, or "value" of a, share of the Common Stock on any date of determination shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for the purpose of any computation in Section 11(a)(ii) and Section 13, the "current market price" per, or "value" of a, share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for 20 consecutive Trading Days immediately following such date; provided, however, that in the event that the current market price (or value) per share of the Common Stock is determined during the period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock, or (B) any sub-division, combination or reclassification of such Common Stock, and prior to the expiration of 30 Trading Days or 20 Trading Days, as the case may be, after the ex-dividend date for such dividend or distribution, or the record date for such sub-division, combination or reclassification, then, and in each such case, the "current market price" or "value" shall be appropriately adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of the Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of the Common Stock are listed or admitted to trading or, if the shares of the Common Stock are not listed or admitted to trading on any national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the Nasdaq Stock Market, or if the shares of Common Stock are not listed or admitted on the Nasdaq Stock Market, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of the Common Stock are not quoted by such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date shall be as determined in good faith by the Board of Directors. The term "Trading Day" shall mean a day on which the Nasdaq Stock Market or, if the shares of Common Stock are not listed or admitted to trading on the Nasdaq Stock Market, the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading, is open for the transaction of business or, if the shares of the Common Stock are not listed or admitted to trading on the Nasdaq Stock Market or any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of Michigan are not authorized or obligated by law or executive order to close. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors.

(ii)         For the purpose of any computation hereunder, the "current market price" per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current market price" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "current market price" of one one-hundredth of a share of Preferred Stock shall mean the "current market price" per share of Preferred Stock divided by 100.

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(e)           No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

(f)            If as a result of an adjustment made pursuant to Section 11(a) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11(a) through (p), inclusive, and the provisions of Section 7, Section 9, Section 10, Section 13, Section 14 and Section 27 with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g)           All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)           Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (A) the number of one one-hundredths of a share covered by a Right immediately prior to such adjustment by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)            The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after the adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

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(j)            Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share and the number of one one-hundredths of a share which were expressed in the initial Right Certificates issued hereunder.

(k)           Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable one one-hundredths of a share of such Preferred Stock at such adjusted Purchase Price.

(l)            In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m)          Anything in this Section 11 to the contrary notwithstanding, the Company, acting by resolution of its Board of Directors, shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of Preferred Stock, issuance wholly for cash of any of the shares of Preferred Stock at less than the current market price, issuance wholly for cash of the Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such shareholders.

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(n)           The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Sections 23, 26 and 27 hereof, take (nor will it permit any of its subsidiaries to take) any action if at the time such is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights, unless such action is approved by the Board of Directors.

(o)           The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof), or (iii) sell or transfer (or permit any of its subsidiaries to sell or transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(n) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11(o).

(p)           Anything in this Agreement to the contrary notwithstanding, in the event the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare or pay any dividend on the Common Stock of the Company payable in such Common Stock or (ii) subdivide the outstanding Common Stock of the Company into a greater number of shares (by reclassification or otherwise than by payment of dividends in such Common Stock) or (iii) combine or consolidate the outstanding Common Stock of the Company into a smaller number of shares, then in any such case, (A) the number of one one-hundredths of a share of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a share of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock of the Company outstanding immediately before such event and the denominator of which is the number of shares of such Common Stock outstanding immediately after such event and (B) action shall be taken such that each share of Common Stock of the Company outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of such Common Stock outstanding immediately prior to such event had issued with respect to it. The Company may elect on or after the date of any adjustment of the number of one one-hundredths of a share of Preferred Stock purchasable upon proper exercise of each Right pursuant to this Section 11(p), to adjust the Purchase Price as provided in Section 11(a)(i). The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected. If an event occurs which would require an adjustment under Section 11(a)(ii) and this Section 11(p), the adjustments provided for in this Section 11(p) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii).

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SECTION 12.       CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Sections 11 and 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained. Notwithstanding the foregoing sentence, the failure of the Company to make such certificate or give such notice shall not affect the validity or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Sections 11 and 13 shall be effective as of the date of the event giving rise to such adjustment.

SECTION 13.       CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER. (a) In the event that, following the Distribution Date, directly or indirectly, (i) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n) hereof) and the Company shall not be the continuing or surviving corporation of such consolidation or merger, or the Company shall effect a statutory share exchange with the outstanding shares of Common Stock of the Company being exchanged for stock or other securities of any Person, cash or property, (ii) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n) hereof) shall consolidate, merge with and into the Company, the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(n) hereof), then, and in each such case, proper provision shall be made so that (A) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, in lieu of Preferred Stock, upon the exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement, such number of shares of validly issued, fully paid, non-assessable and freely tradable Common Stock of the Principal Party (as hereinafter defined), not subject to any rights of call or first refusal, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable (or, if a Triggering Event has occurred prior to the first occurrence of an event set forth in this Section 13(a), multiplying the number of such one one-thousandths of a share for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product by (2) 50% of the current market price per share of the Common Stock of such Principal Party (determined in the manner described in Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer; (B) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party; (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; and (E) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any of the transactions described in Section 13(a) hereof.

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(b)          "Principal Party" shall mean

(i)            in the case of any transaction described in clause (i) or (ii) of the first sentence of Section 13(a), (A) the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger, consolidation or share exchange, or, if there is more than one such issuer, the issuer the Common Stock of which has the greatest aggregate market value, or (B) if no securities are so issued, (1) the Person that survives such consolidation or is the other party to the merger or share exchange and survives such merger or share exchange, or, if there is more than one such Person, the Person the Common Stock of which has the greatest aggregate market value, (2) if the Person that is the other party to the merger or share exchange does not survive the merger or share exchange, the Person that does survive the merger or share exchange (including the Company if it survives) or (3) the Person resulting from the consolidation; and

(ii)           in the case of any transaction described in clause (iii) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred, or if the Person receiving the greatest portion of the assets or earning power cannot be determined, the Person the Common Stock of which has the greatest aggregate market value;

provided, however, that in any such case, (A) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Securities Exchange Act of 1934, and such Person is a direct or indirect subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; (B) in case such Person is a subsidiary, directly or indirectly, of more than one Person, the Common Stocks of all of which are and have been so registered, "Principal Party" shall refer to whichever of such Person is the issuer of the Common Stock having the greatest market value of shares held by the public, and (C) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (A) and (B) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

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(c)           The Company shall not consummate any such consolidation, merger, exchange, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, exchange or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

(i)            prepare and file a registration statement under the Securities Act of 1933, as amended (the "Act") with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the date of expiration of the Rights, and similarly comply with applicable state securities laws; and

(ii)           will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Securities Exchange Act of 1934 (whether or not the Principal Party would otherwise be required to file such Form); and

(iii)          use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on the Nasdaq Stock Market or on a national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the Nasdaq Stock Market or such securities exchange or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on the Nasdaq Stock Market or a national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be reported by such other system then in use; and

(iv)         obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that one of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

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(d)          Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (i) and (ii) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a tender or exchange offer for all outstanding shares of Common Stock which complies with the provisions of Section 11(a)(ii)(B)(2) hereof (or a wholly owned subsidiary of any such Person or Persons), (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such tender or exchange offer and (iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such tender or exchange offer. Upon consummation of any transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

SECTION 14.         FRACTIONAL RIGHTS AND FRACTIONAL SHARES. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the Nasdaq Stock Market, or if the Rights are not listed or admitted to trading on the Nasdaq Stock Market, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

(b)           The Company shall not be required to issue fractions of shares (other than fractions which are integral multiples of one one-hundredths of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one one-hundredth of a share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the shares of Preferred Stock represented by such depositary receipts. In lieu of fractional shares that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-hundredth of a share of Preferred Stock shall be one one-hundredth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii)) for the Trading Day immediately prior to the date of such exercise.

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(c)           Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

(d)           The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

SECTION 15.        RIGHTS OF ACTION. All rights of action in respect of this Agreement, except for the rights of actions given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement and subject to the limitations set forth in such Right Certificates and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

SECTION 16.       AGREEMENT OF RIGHT HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)          prior to the Distribution Date, the Rights shall be evidenced by the certificates for shares of the Common Stock registered in the name of the holders of such shares (which certificates shall also constitute Rights Certificates) and will be transferable only in connection with the transfer of the Common Stock;

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(b)          after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed; and

(c)          subject to Section 6, Section 7(e) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be affected by any notice to the contrary.

(d)          notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

SECTION 17.        RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-hundredths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

SECTION 18.       CONCERNING THE RIGHTS AGENT. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense (including reasonable expenses of the Rights Agent's legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises, or by reason of or as a result of the Rights Agent's compliance with the instructions set forth in this Agreement or with any written or oral instructions delivered to the Rights Agent pursuant hereto. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

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The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

SECTION 19.       MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation, succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in the Agreement.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

SECTION 20.       DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)          The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

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(b)          Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)          The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

(d)          The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)          The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to any provision of this Agreement); nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of the Common Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of the Common Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f)           The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)          The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice-President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

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(h)          The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i)            The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

(j)           No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)          If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause l and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

SECTION 21.       CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Preferred Stock and Common Stock by registered or certified mail, and the Company will mail said notice to the holders of the Right Certificates by first class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Stock and Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing under the laws of its jurisdiction of incorporation, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority or which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $10 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Stock and Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

33

SECTION 22.       ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement outstanding, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued, if and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

SECTION 23.        REDEMPTION. (a) The Rights may be redeemed pursuant to this Section 23, but shall not be redeemed in any other manner.

34

(b)          The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the time any Person becomes an Acquiring Person (or, if such event results from the consummation of a Permitted Offer such later date as may be determined by action of the Board of Directors, or (ii) 5:00 P.M., Detroit, Michigan time on the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"), provided, further, however, that if, following the occurrence of a Shares Acquisition Date and following the expiration of the right of redemption hereunder but prior to any Triggering Event, each of the following shall have occurred and remain in effect: (A) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in a transaction, or series of transactions, which did not result in the occurrence of a Triggering Event such that such Person is thereafter a Beneficial Owner of less than 20% of the outstanding shares of Common Stock, (B) there are no other Persons, immediately following the occurrence of the event described in clause (A), who are Acquiring Persons, and (C) the transfer or other disposition described in clause (A) above was other than pursuant to a transaction, or series of transactions, which directly or indirectly involved the Company or any of its Subsidiaries; then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 11(a)(ii) prior to the expiration of the Company's right of redemption pursuant to this Section 23(a) without regard to the last proviso.

(c)          During the period commencing at the close of business on the Shares Acquisition Date and terminating on the earlier of (i) the occurrence of a Triggering Event and (ii) the Final Expiration Date, the Board of Directors of the Company may, at its option, redeem all but not less than all of the then outstanding Rights at the Redemption Price, provided that (A) such redemption is in connection with the consummation of an event set forth in clause (i) or (ii) of Section 13(a), (B) no Acquiring Person, and no Affiliate or Associate of an Acquiring Person (other than the Company or its subsidiaries) is a constituent corporation to such event; and (C) such redemption is approved by the Board of Directors as being in their judgment in the best interest of the Company and its stockholders.

(d)	(i) In the event the Company, not earlier than 60 Business Days nor later than 80 Business Days following the commencement of a Qualified Offer within the meaning of Rule 14(d)-2(a) under the Exchange Act, which has not been terminated prior thereto and which continues to be a Qualified Offer, receives a written notice complying with the terms of this Section 23(d) (the "Special Meeting Notice") that is properly executed by the holders of record (or their duly authorized proxy) of not less than 10% of the shares of Common Stock then outstanding (excluding the Person making the Qualified Offer and such Person's Affiliates and Associates or their duly authorized proxy), directing the Board of Directors to submit to a vote of shareholders at a special meeting of the shareholders of the Company (a "Special Meeting") a resolution authorizing the redemption of all, but not less than all, of the then outstanding Rights at the Redemption Price (the "Shareholder Resolution"), then the Board of Directors of the Company shall take such actions as are necessary or desirable to cause the Shareholder Resolution to be so submitted to a vote of shareholders, by including a proposal relating to adoption of the Shareholder Resolution in the proxy materials of the Company for the Special Meeting; provided, however, that if the Company, at any time prior to the Special Meeting and prior to a vote on the Shareholder Resolution, enters into a Definitive Acquisition Agreement, the holding of the Special Meeting may be delayed until the shareholders meeting to vote on the Definitive Acquisition Agreement (and any Special Meeting called in connection therewith may be cancelled) if the Shareholder Resolution will be separately submitted to a vote at the same shareholders meeting as the Definitive Acquisition Agreement. The Board of Directors shall set a date for determining the shareholders of record entitled to notice of and to vote at the Special Meeting in accordance with the Company's articles of incorporation, bylaws and applicable law.

35

(ii) Any Special Meeting Notice must be delivered to the Secretary of the Company at the principal executive offices of the Company and must set forth as to the shareholders of record executing the request (x) the name and address of such shareholders, as they appear on the Company's books and records, (y) the number of shares of Common Stock which are owned of record by each of such shareholders, and (z) in the case of shares of Common Stock that are owned beneficially by another Person, an executed certification by the holder of record that such holder has executed such Special Meeting Notice only after obtaining instructions to do so from such beneficial owner.

(iii) Subject to the requirements of applicable law, the Board of Directors of the Company may take a position in favor of or opposed to the adoption of the Shareholder Resolution, or no position with respect to the Shareholder Resolution, as it determines to be appropriate in the exercise of its duties. At the offering Person's request, the Company shall include in any proxy soliciting material prepared by it in connection with the Special Meeting proxy soliciting material submitted by the offering Person; provided, however, that the offering Person, by written agreement with the Company contained in or delivered with such request, shall have indemnified the Company against any and all liabilities resulting from any statements found to be defamatory, misstatements, misleading statements or omissions contained in or omitted from the offering Person's proxy soliciting materials and have agreed to pay the Company's incremental costs incurred as a result of including such material in the Company's proxy soliciting material. Notwithstanding anything to the contrary contained this Agreement, if the Board of Directors determines that it is in the best interests of shareholders to seek an alternative transaction so as to obtain greater value for shareholders than that provided by any Qualified Offer, the Company shall be entitled to include information relating to such alternative transaction in the proxy soliciting material prepared by it in connection with the Special Meeting.

(iv) In the event that no Person has become an Acquiring Person prior to the redemption date referred to in this Section 23(d), and the Qualified Offer continues to be a Qualified Offer and either (i) the Special Meeting is not held on or prior to the 90th Business Day following receipt of the Special Meeting Notice (or such later date as is permitted by Section 23(d)(i) above) (the "Outside Date") or (ii) if, at the Special Meeting, holders of a majority of the shares of Common Stock outstanding as of the record date for the Special Meeting (excluding the Person making the Qualified Offer and such Person's Affiliates and Associates or their duly authorized proxy) (or such higher vote requirement as may be required by the Company's articles of incorporation) shall vote in favor of the Shareholder Resolution (and the results of the vote are certified as official by the appointed inspectors of election for the Special Meeting), then (x) all of the Rights shall be deemed redeemed by such failure to hold the Special Meeting or as a result of such shareholder action, as the case may be, at the Redemption Price, or (y) the Board of Directors shall take such other action as would prevent the existence of the Rights from interfering with the consummation of the Qualified Offer, effective immediately prior to the consummation of the Qualified Offer (provided that the Qualified Offer is consummated prior to 60 days after the earlier of the date of the Special Meeting or the Outside Date).

36

(v) Nothing in this paragraph (d) shall be construed as limiting or prohibiting the Company or any offering Person from proposing or engaging in any acquisition, disposition or other transfer of any securities of the Company, any merger or consolidation involving the Company, any sale or other transfer of assets of the Company, any liquidation, dissolution or winding-up of the Company, or any other business combination or other transaction, or any other action by the Company or such offering Person; provided, however, that the holders of Rights shall have the rights set forth in this Rights Agreement with respect to any such acquisition, disposition, transfer, merger, consolidation, sale, liquidation, dissolution, winding-up, business combination, transaction or action.

(e)          Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, or the effectiveness of a redemption pursuant to Section 23(d), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23, and other than in connection with the repurchase of Common Stock prior to the Distribution Date.

37

SECTION 24.        NOTICE OF CERTAIN EVENTS. In case the Company shall propose at any time following the Distribution Date (a) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid), or (b) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or Rights, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least twenty days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Stock, whichever shall be the earlier.

In case any of the events set forth in Section 11(a)(ii) of this Agreement shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right, in accordance with Section 25, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii).

SECTION 25.        NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Perceptron, Inc.

47827 Halyard Drive

Plymouth, MI  48170-2461

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be deemed given or made upon receipt and shall be addressed (until another address is filed in writing with the Company) as follows:

American Stock Transfer & Trust Company, LLC

40 Wall Street

New York, NY  10005

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

38

SECTION 26.        SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date and subject to the penultimate sentence of this Section 26, the Company may, by resolution of its Board of Directors and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company may, by resolution of its Board of Directors, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provisions contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of any such Person); provided, however, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) whether before or after the Distribution Date, a time period relating to which the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) after the Distribution Date, any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of any such Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

SECTION 27.       EXCHANGE. (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

(b)           Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to subsection (a) of this Section 27 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

39

(c)           In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 27, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional shares of Common Stock, the Company shall substitute, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof such that the current per share market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock as of the date of issuance of such shares of Preferred Stock or fraction thereof.

(d)           The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional Common Stock, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional shares of shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the third sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 27.

SECTION 28.        SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 29.        DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS, ETC. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the provisions of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement, and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purpose of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties, and (ii) not subject the Board to any liability to the holders of the Rights Certificates.

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SECTION 30.       BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates.

SECTION 31.       SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth business day following the date of such determination by the Board of Directors.

SECTION 32.       GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Michigan and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

SECTION 33.       COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 34.        DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:		PERCEPTRON, INC.
The Company

By:	/s/ Sylvia M. Smith	By:	/s/ Jeffrey M. Armstrong
	Title: Assistant Secretary		Jeffrey M. Armstrong
President and Chief Executive Officer

Attest:		AMERICAN STOCK TRANSFER & TRUST
COMPANY, LLC, Rights Agent

By:	/s/ Christine Pino	By:	/s/ Paula Caroppoli
	Title: Vice President		Title: Senior Vice President

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EXHIBIT A

MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
Date Received MAR 25 1998		(FOR BUREAU USE ONLY) FILED MAR 25 1998 Administrator MI DEPARTMENT OF CONSUMER & INDUSTRY SERVICES CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU

Name:	Brendan J. Cahill Dykema Gossett PLLC	EFFECTIVE DATE:
Address	1577 North Woodward, Ste 300 Bloomfield Hills, MI 48304

DOCUMENT WILL BE RETURNED TO NAME AND ADDRESS INDICATED ABOVE

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Corporations

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

FIRST: That the name of the corporation is Perceptron, Inc. (the “Corporation”).

SECOND: That Corporation identification number (CID) assigned by the Bureau is: 272-233.

THIRD: The location of its registered office is: 47827 Halyard Drive, Plymouth, Michigan 48170-2461.

FOURTH: That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of said Corporation, the Board of Directors of the Corporation on March 23, 1998, duly adopted the following resolution creating a series of 190,000 shares of Preferred Stock, no par value, designated as Series A Preferred Stock:

RESOLVED, That it is hereby declared to be in the best interests of the Corporation that the Articles of Incorporation of the Corporation, as amended to date, be further amended to create a new series of Preferred Stock to consist of 190,000 shares and to be designated as Series A Preferred Stock, no par value, and to determine the preferences, limitations and relative rights of the Series A Preferred Stock by adding the following to Article IV of such Articles of Incorporation to read as follows:

SERIES A PREFERRED STOCK, NO PAR VALUE

A.           Designation and Amount. The shares of such series shall be designated as “Series A Preferred Stock, no par value,” and the number of shares constituting such series shall be 190,000. Such number of shares may be increased or decreased by resolution of the Board of Directors of the Corporation; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

A-1

B.           Dividends and Distributions.

(1)          Subject to any prior and superior rights of the holders of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends that may be authorized by the Articles of Incorporation, the holders of shares of Series A Preferred Stock shall be entitled prior to the payment of any dividends on shares ranking junior to the Series A Preferred Stock to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after March 23, 1998 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(2)          The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (1) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(3)          Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

A-2

(4)          Dividends in full shall not be declared or paid or set apart for payment on the Series A Preferred Stock for a dividend period terminating on the Quarterly Dividend Payment Date unless dividends in full have been declared or paid or set apart for payment on the Preferred Stock of all series (other than series with respect to which dividends are not cumulative from a date prior to such dividend date) for the respective dividend periods terminating on such dividend date.

C.            Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(1) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters voted on at a meeting of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, or (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(2) Except as otherwise provided herein, in any other Amendment to the Articles of Incorporation of the Corporation or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one voting group on all matters voted on at a meeting of shareholders of the Corporation.

(3) Except as set forth herein or by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

D.           Certain Restrictions.

(1)          Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section B. are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(a) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(b) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

A-3

(c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;

(d) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares and the Series A Preferred Stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (2)          The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (1) of this Section D, purchase or otherwise acquire such shares at such time and in such manner.

E.            Liquidation, Dissolution or Winding Up.

     (1)         Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (3) below to reflect such events as stocks splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed, with the holders of Series A Preferred Stock entitled to receive an aggregate per share amount equal to 100 times (as appropriately adjusted as set forth in subparagraph (3) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) the aggregate amount to be distributed per share to holders of shares of Common Stock.

     (2)         In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares and the Series A Preferred Stock in proportion to their respective liquidation preferences.

A-4

     (3)         In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

F.            Merger, Consolidation, etc. In case the Corporation shall enter into any merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

G.            Redemption. The shares of Series A Preferred Stock shall not be redeemable.

H.                 Ranking. The Series A Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and other distribution of assets, unless, in accordance with authorization in the Articles of Incorporation, the terms of any such series shall provide otherwise.

I.            Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Amendment to the Articles of Incorporation creating a series of preferred stock or any similar stock or as otherwise required by law.

J.            Amendment. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as one voting group.

A-5

K.           Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

5.       This Amendment to the Articles of Incorporation of the Corporation was duly adopted by the Board of Directors of the Corporation on March 23, 1998, without shareholder action, which shareholder action was not required.

A-6

IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this 23 day of March, 1998.

PERCEPTRON, INC.

	By:	/s/ John G Zimmerman
John G. Zimmerman
Vice President and Chief Financial Officer

Attest:

/s/ Thomas Vaughn
Secretary

A-7

EXHIBIT B

[Form of Rights Certificate]

Certificate No. R____________	___________Rights

NOT EXERCISABLE AFTER AUGUST 20, 2018 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN OR UPON THE CONSUMMATION OF CERTAIN OTHER TRANSACTIONS SPECIFIED IN SECTION 13(d) OF THE RIGHTS AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*

Right Certificate

PERCEPTRON, INC.

This certifies that                                           , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the First Amended and Restated Rights Agreement dated as of August 20, 2015 (the "Rights Agreement"), between Perceptron, Inc., a Michigan corporation (the "Company"), and American Stock Transfer & Trust Company, LLC (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Detroit, Michigan time) on August 20, 2018 at the office of the Rights Agent, or its successors as Rights Agent, in New York, New York, one one-hundredth of a fully paid non-assessable share of the Series A Preferred Stock, no par value (the "Preferred Stock"), of the Company, at a purchase price of $73.00 per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of March 17, 2008 based on the Preferred Stock of the Company as constituted at such date.

* The portion of the legend in brackets shall be inserted only if applicable.

B-1

Upon the occurrence of a Triggering Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Triggering Event.

As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.001 per Right or may be called for exchange for newly issued shares of Common Stock or Preferred Stock.

No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

B-2

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of                   , _____.

ATTEST:			PERCEPTRON, INC.

By
Secretary			Title:

Countersigned:

•	By
Authorized Signature

B-3

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificates.)

FOR VALUE RECEIVED                                                                    hereby sells, assigns and transfers unto

•                       ___________________________________________________________________________________

___________

(Please print name and address of transferee)

•                       this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                          Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:______, __
Signature

Signature Guaranteed:

•

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)         the Rights evidenced by this Right Certificate [  ] are [  ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2)         after due inquiry and to the best knowledge of the undersigned, it [  ] did [  ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:______, __
Signature

B-4

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Rights represented by the Right Certificate.)

To _______________________:

The undersigned hereby irrevocably elects to exercise                                Rights represented by this Right Certificate to purchase the shares of the one one-hundredths of a share of Series A Preferred Stock (or, in certain circumstances, a combination of cash, other property, Preferred Stock, Common Stock, and/or other securities) upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security

or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number

(Please print name and address)

Dated: ____________, _____

Signature
(Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)

Signature Guaranteed:

B-5

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)         the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2)         after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:______, ___
Signature

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

B-6

EXHIBIT C

SUMMARY OF RIGHTS TO PURCHASE

PREFERRED STOCK

On March 23, 1998, the Board of Directors of Perceptron, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock, $.01 par value (the "Common Stock"), of the Company. The distribution was paid to the Company's shareholders of record on April 6, 1998 (the "Record Date") on April 8, 1998.

Effective August 20, 2015 and March 17, 2008, the Board of Directors of the Company amended the Rights. This Summary describes the terms of the Rights, as amended. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Preferred Stock, no par value (the "Preferred Stock") at a price of $73.00 per one one-hundredth of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a First Amended and Restated Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, LLC as Rights Agent (the "Rights Agent").

Until the earlier to occur of (i) ten business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of the Common Stock (such public announcement date being the "Shares Acquisition Date") (or, if pursuant to a Permitted Offer (as defined below) such later date as fixed by the Board of Directors) or (ii) ten business days (or such later date as may be determined by the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement or announcement of an intention to commence a tender offer or exchange offer by any person if, upon consummation thereof, such person would be an Acquiring Person, other than as a result of a Permitted Offer (as defined below), (the earlier of such dates being called the "Distribution Date"), the Rights are, with respect to any of the Common Stock certificates outstanding as of April 6, 1998, evidenced by such Common Stock certificate. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Stock certificates issued after April 6, 1998 upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of April 6, 1998 or issued thereafter will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. Subject to certain adjustments as may be required by the Rights Agreement, the Company will issue one Right with each new share of Common Stock issued until the Distribution Date so that all shares will have attached Rights. No person shall be deemed to be an Acquiring Person on account of shares of Common Stock beneficially owned by such person on March 23, 1998 unless thereafter they become the beneficial owner of any additional shares of Common Stock.

C-1

The Rights are not exercisable until the Distribution Date, and, if later, the expiration of the Company's right to redeem the Rights. The Rights will expire on August 20, 2018, or, if earlier, the final adjournment of the Company's 2015 annual meeting of shareholders, if shareholder approval of the Rights Agreement has not been obtained, unless earlier redeemed or called for exchange by the Company as described below or their earlier expiration upon the consummation of certain transactions as described below.

The Preferred Stock will be nonredeemable and will be junior to any other class of preferred stock. Each share of Preferred Stock will be entitled to receive when, as and if declared, a quarterly dividend equal to the greater of $1.00 or 100 times the per share value of any dividend (other than stock dividends) declared on the Common Stock since the immediately preceding quarterly dividend payment date. In the event of liquidation, the holders of the Preferred Stock generally will be entitled to receive a liquidation payment in an amount equal to $100.00 per share of Preferred Stock plus all accrued and unpaid dividends thereon, and, after the holders of Common Stock have received a liquidation payment in an amount equal to $1.00 per share, holders of the Preferred Stock and the Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed, with the holders of Preferred Stock entitled to receive an aggregate per share amount equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock. Each share of Preferred Stock will be entitled to 100 votes per share voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which the Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. The rights of the Preferred Stock as to dividends, voting and liquidation preferences are protected by anti-dilution provisions.

The Purchase Price payable, and the number of shares of the Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock; (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the current market price of the Preferred Stock; or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or a dividend paid in the Preferred Stock) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

Prior to a Triggering Event, fractional shares of the Preferred Stock will not be issued (other than fractions which are integral multiples of one one-hundredths of a share of Preferred Stock) and, in lieu thereof, an adjustment in cash will be made equal to the same fraction of the current market value of one one-hundredth of a share of Preferred Stock. Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock and, in lieu thereof, an adjustment in cash will be made equal to the same fraction of the current market value of one share of Common Stock.

C-2

In the event that (i) the Company were the surviving corporation in a merger or other combination with an Acquiring Person or affiliated or associated persons of an Acquiring Person and its Common Stock were not changed or exchanged; or (ii) an Acquiring Person engages in one of a number of self-dealing transactions specified in the Rights Agreement; or (iii) in certain circumstances, an Acquiring Person becomes the beneficial owner of 20% or more of the outstanding shares of Common Stock (except pursuant to a tender or exchange offer for all outstanding shares at a price and on terms determined by a majority of the Board of Directors, prior to the consummation of the offer, after receiving advice from an investment banking firm selected by a majority of the Board of Directors, to be a price that is fair to shareholders and in the best interests of the Company and its shareholders (a "Permitted Offer")), or (iv) during such time as there is an Acquiring Person, there shall occur certain failures to pay, or reductions in, dividends on outstanding common or preferred stock of the Company or a recapitalization of the Company which has the effect of increasing the Acquiring Person's proportionate share of the outstanding Common Stock by more than 1%, then proper provision shall be made so that each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), shall thereafter have the right to receive upon exercise that number of shares of the Common Stock (or, in certain circumstances, a combination of cash, other property, Preferred Stock, Common Stock and/or other securities) having a market value of two times the exercise price of the Right.

Following the Distribution Date, in the event (i) that the Company were acquired in a merger or other business combination transaction in connection with which the Company is not the continuing or surviving corporation or in which all or a part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property (other than certain mergers and combinations with an Acquiring Person who becomes such in a Permitted Offer if the price per share of Common Stock offered in such transaction is no less than the price per share of Common Stock paid to all holders in the Permitted Offer tender or exchange offer and the form of consideration being offered in such transaction is the same as the form of consideration paid in the Permitted Offer tender or exchange offer (a "Permitted Combination")); or (ii) that 50% or more of the Company's assets or earning power were sold, then proper provision shall be made so that each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the Acquiring Person which at the time of such transaction would have a market value of two times the exercise price of the Right. Upon the consummation of a Permitted Combination, all rights shall expire. Each of the events described in this paragraph constitutes a "Triggering Event" under the Rights Agreement.

At any time after any Person becomes an Acquiring Person but prior to the time such Acquiring Person has acquired 50% or more of the outstanding Common Stock, the Board may cause shareholders to exchange all or part of their Rights for shares of Common Stock or Preferred Stock at a ratio of one share of Common Stock or one one-hundredth of a share of Preferred Stock per Right, subject to adjustment. As soon as the Board has determined to make such exchange, the Rights may no longer be exercised.

C-3

At any time prior to a person or group of affiliated or associated persons becoming an Acquiring Person (or, if pursuant to a Permitted Offer (as defined below) such later date as fixed by the Board of Directors), the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). Thereafter, the Company's right of redemption may be reinstated, prior to a Triggering Event, (i) if an Acquiring Person reduces his beneficial ownership to less than 20% of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company; and (ii) there are no other Persons, immediately following the event described in clause (i), who are Acquiring Persons. Additionally, the Board of Directors may at any time prior to the occurrence of a Triggering Event, redeem the then outstanding Rights in whole, but not in part, at the Redemption Price, if such redemption is in connection with the consummation of a merger or other business combination involving the Company but not involving an Acquiring Person or its Affiliates or Associates which is determined to be in the best interests of the Company and its shareholders by the Board of Directors.

However, in the event the Company receives a Qualified Offer (as defined below), the Rights may be redeemed by way of shareholder action taken at a special meeting of shareholders called for the purpose of voting on a resolution accepting the Qualified Offer and authorizing the redemption of the Rights pursuant to the provisions of the Agreement. The special meeting must be held within 90 business days after the Company receives a request from shareholders to hold such a meeting. The request from shareholders must be received by the Company not earlier than 60 business days and not later than 80 business days following the commencement of the Qualified Offer and must be executed by holders of not less than 10% of the outstanding Common Stock (excluding the Acquiring Person and its affiliates and associates). If a resolution to redeem the Rights is approved by holders of a majority of the outstanding Common Stock (excluding the Acquiring Person and its affiliates and associates) at the special meeting (or if the special meeting is not held on or before the 90th business day after receipt of the request for a meeting or such later date at which an acquisition agreement approved by the Board is voted on by shareholders), it will become effective immediately prior to the consummation of any Qualified Offer consummated within 60 days after the earlier of the special meeting or the 90th business day after receipt of a request for a special meeting of shareholders. A "Qualified Offer" is a tender offer for all outstanding Common Stock not already beneficially owned by the person making the offer that meets all of the following conditions:

(i)	the same per share price is offered for all shares, is greater than the highest closing price for the Common Stock during the 365 calendar day period immediately preceding the date on which the offer is commenced,

(ii)	if the consideration offered includes shares of common stock of the offering person, the offering person is a publicly owned United States corporation and its common stock is traded on either the New York Stock Exchange or The Nasdaq Stock Market, no further stockholder approval is required to issue such common stock, no other class of voting stock of the offering person is outstanding, the offering person meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act of 1933, as amended, including, without limitation, the filing of all required Exchange Act reports in a timely manner during the twelve calendar months prior to the date of commencement of the offer, and the offering person shall permit the Company's representatives, including an investment banking firm, legal counsel and an accountant, to have access to such offering person's books, records, management, accountants and other advisers for the purpose of permitting such representatives to conduct a due diligence review to permit such investment banking firm to be able to render a fairness opinion with respect to the consideration being offered and the Board of Directors to evaluate the offer and make an informed decision. Further, within 10 Business Days after such representatives of the Company shall have notified the Company and the offeror that they have completed such due diligence review to their satisfaction (or, following completion of such due diligence review, within 10 Business Days after any increase in the offer consideration), such investment banking firm does not render an opinion to the Board of Directors that the consideration being offered to the shareholders of the Company is either unfair or inadequate and such investment banking firm does not, after the expiration of such 10 Business Day period, render an opinion to the Board of Directors that the consideration being offered to the shareholders of the Company has become either unfair or inadequate based on a subsequent disclosure or discovery of a development or developments that have had or are reasonably likely to have a material adverse effect on the value of the common stock of the offeror,

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(iii)	the offer is accompanied by written financing commitments and/or the offeror has on hand cash or cash equivalents, for the full amount of all financing necessary to consummate the offer and follow-on merger,

(iv)	the offer is subject to a non-waivable condition that a minimum of 90% of the outstanding Common Stock (other than those owned by the offeror) will be tendered and not withdrawn as of the offer's expiration date,

(v)	the offer by its terms remains open for at least 60 business days and at least 10 business days after the date of any special meeting of shareholders called under the redemption provisions, plus 15 business days after any change in price or after any bona fide alternative offer for a higher consideration is made,

(vi)	the offer, within 20 business days after the commencement date of the offer (or within 10 business days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board of Directors of the Company rendering an opinion to the Board of Directors of the Company that the consideration being offered to the holders of the Common Stock is either unfair or inadequate,

(vii)	on or before the date the offer is commenced, the offering person makes an irrevocable written commitment to the Company:

(A)	to acquire, within 5 business days following completion of the offer, all Common Stock then not beneficially owned by such person at the same cash price per share as paid in the offer,

(B)	not to amend its offer to reduce the price or otherwise change the terms in a way that is adverse to tendering shareholders,

(C)	such offer is subject only to the conditions required in the definition and usual and customary terms and conditions, and is not subject to any financing, funding or similar condition, nor to any condition relating to completion of or satisfaction with any due diligence or similar investigation, and

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(D)	an offer (other than an offer consisting solely of cash consideration) pursuant to which the Company has received the written representation and certification of the offering person and the written representations and certifications of the offering person's Chief Executive Officer and Chief Financial Officer, acting in such capacities, that (A) all facts about the offering person that would be material to making a shareholder's decision to accept the offer have been fully and accurately disclosed as of the date of the commencement of the offer, (B) all such new facts will be fully and accurately disclosed on a prompt basis during the entire period during which the offer remains open and (C) all required Exchange Act reports will be filed by the offering person in a timely manner during such period.

Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. At the effective time of a redemption in connection with the calling of a special meeting of shareholders in connection with a Qualified Offer, the right to exercise the Rights shall terminate and the only right of holders of the Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights Agreement may be amended without shareholder approval prior to the Distribution Date at the Board of Directors' discretion. After the Distribution Date, the Board of Directors generally may amend the Rights Agreement without the consent of the Rights holders to cure any ambiguity, correct defects or inconsistencies, shorten or lengthen time periods or supplement or change any other provision which shall not adversely affect the Rights holders; provided that the lengthening of any time period is for the purpose of protecting, enhancing or clarifying the rights of, and/or for the benefit of the holders of the Rights (other than the Acquiring Person and its affiliated and associated persons). However, if the Rights are not then redeemable, the Board may not lengthen a time period relating to when the Rights may be redeemed.

A copy of the Rights Agreement, has been filed with the Securities and Exchange Commission as an Exhibit to the report on Form 8-K filed on August 24, 2015, and as an Exhibit to Form 8-A/A, dated August 24, 2015. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

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